                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MARKET FACTS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              MARKET FACTS, INC.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               MARKET FACTS, INC.

                           3040 West Salt Creek Lane
                       Arlington Heights, Illinois 60005

                -----------------------------------------------



                                   NOTICE OF

                                 ANNUAL MEETING

                                      AND

                                PROXY STATEMENT



                -----------------------------------------------



                         ANNUAL MEETING OF STOCKHOLDERS


                                 APRIL 27, 1995

                               MARKET FACTS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 27, 1995

To the Stockholders of Market Facts:

  Notice is hereby given that the Annual Meeting of Stockholders of Market Facts, Inc., a Delaware corporation, will be held at Harris Trust and Savings Bank, 111 West Monroe Street in Chicago, Illinois on Thursday, April 27, 1995 at 10:30 A.M. for the following purposes:

  (1) To elect four (4) directors to serve for a term of three (3) years each as specified in the proxy statement or until their successors are elected and qualify.

  (2) To transact such other business as may properly come before the meeting.

  The Annual Report of the Company for the fiscal year ended December 31, 1994 accompanies this Notice.

                             By Order of the Board of Directors,



                             WESLEY S. WALTON
                             Secretary





Chicago, Illinois
March 21, 1995

- --------------------------------------------------------------------------------
                                   IMPORTANT
  A proxy statement and proxy are submitted herewith. ALL STOCKHOLDERS ARE URGED TO COMPLETE AND MAIL THE PROXY PROMPTLY. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked. It is important that your stock be voted.
- --------------------------------------------------------------------------------

                               MARKET FACTS, INC.
                                PROXY STATEMENT
                           3040 West Salt Creek Lane
                       Arlington Heights, Illinois 60005
                                 (708) 590-7000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Market Facts, Inc. ("the Company") for use at the Annual Meeting of Stockholders of the Company to be held on April 27, 1995. A stockholder may revoke a proxy at any time prior to the exercise of the powers therein granted. This may be done prior to the meeting by written revocation sent to the Secretary of the Company at the principal office of the Company, 3040 West Salt Creek Lane, Arlington Heights, Illinois 60005; or it may be done personally upon oral or written request at the Annual Meeting. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone or by telegraph. This Proxy Statement and proxy are being mailed on or about March 21, 1995 to all stockholders of record on March 1, 1995.

                               VOTING SECURITIES

  The Board of Directors has fixed the close of business on March 1, 1995 as the record date for the determination of the stockholders entitled to vote at the meeting and any adjournment thereof, notwithstanding any subsequent transfers of stock. The stock transfer books of the Company will not be closed.

  On March 1, 1995, there were outstanding 1,812,339 shares of Common Stock of the Company, each of which shares is entitled to one vote.

  The following table sets forth all persons known by the Board of Directors to be beneficial owners of more than five percent of the Company's Common Stock outstanding as of March 1, 1995:

- ----------------------------------------------------------------------------------------
           NAME AND ADDRESS                    NUMBER OF SHARES AND           PERCENT
          OF BENEFICIAL OWNER           NATURE OF BENEFICIAL OWNERSHIP(1)    OF CLASS
- ----------------------------------------------------------------------------------------
       Bankmont Financial Corp.
         111 West Monroe St.                         240,252(2)                13.26%
            P.O. Box 755
       Chicago, Illinois 60690
- ----------------------------------------------------------------------------------------
         Verne B. Churchill
         Market Facts, Inc.                          149,478(3)                 8.20%
      3040 West Salt Creek Lane
  Arlington Heights, Illinois 60005
- ----------------------------------------------------------------------------------------
          Gregory J. Spagna
             Suite 1600                              140,000(4)                 7.72%
         25 West 45th Street
      New York, New York 10036
- ----------------------------------------------------------------------------------------
         Sanford M. Schwartz
     Market Facts--New York, Inc.                    101,474(5)                 5.60%
            902 Broadway
      New York, New York 10010
- ----------------------------------------------------------------------------------------

- ------------------
(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) As reported in Schedule 13G dated February 13, 1995, filed by Bankmont Financial Corp., a wholly-owned subsidiary of Bank of Montreal. Bankmont Financial Corp., its wholly-owned subsidiary Harris Bankcorp, Inc., and its wholly-owned subsidiary Harris Trust and Savings Bank, expressly disclaim beneficial ownership of the 238,892 shares of Company Common Stock held by the Harris Trust and Savings Bank as Trustee of the Market Facts, Inc. Profit Sharing and Retirement Plan ("Profit Sharing Plan") and the Market Facts Employee Stock Ownership Plan ("ESOP").

(3) Includes 10,000 shares subject to immediately exercisable stock options, 2,749 shares allocated to Mr. Churchill under the ESOP and 43,032 shares held for the benefit of Mr. Churchill in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(4) As reported in Mr. Spagna's Schedule 13G dated January 31, 1995.

(5) Includes 100,000 shares which are subject to the terms of a Restricted Stock Award and vest 10% each year commencing January 5, 1993. As of March 1, 1995, 30,000 of such shares had vested. Upon the termination of Dr. Schwartz's employment with the Company, any unvested shares will be forfeited and returned to the Company. A total of 442 shares are allocated to Dr. Schwartz under the ESOP and 1,032 shares are held for the benefit of Dr. Schwartz in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

  Information regarding shares of Common Stock of the Company beneficially owned by all directors and nominees, by all present directors and executive officers as a group, and by each Named Executive is included under "Information Respecting Nominees," "Continuing Directors" and "Security Ownership of Named Executive" on pages 4, 5 and 6 of this Proxy Statement.

                             ELECTION OF DIRECTORS

  At the Annual Meeting four (4) directors of the Company will be elected. The Company's Restated Certificate of Incorporation divides the Board of Directors, which presently consists of eleven directors, into three classes, each having a term of three years. Four directors, Messrs. William W. Boyd, John C. Robertson, Timothy Q. Rounds and Glenn W. Schmidt, have been nominated by the Board of Directors to serve for a term of three years each. It is intended that the enclosed proxy shall be voted for the election of these four (4) nominees unless authority to do so is withheld. In the event any of said nominees shall cease to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees so listed. The Board of Directors currently has no reason to believe that any nominee will be either unwilling or unable to serve as a director if elected. Any proxies given by stockholders cannot be voted for a greater number of persons than the number of nominees listed and identified.

INFORMATION RESPECTING NOMINEES

- --------------------------------------------------------------------------------------------------------------------
    NAME              AGE    PRINCIPAL OCCUPATION              DATE FIRST            APPROXIMATE             % OF
                              OR EMPLOYMENT FOR             ELECTED DIRECTOR          NUMBER OF              CLASS
                               LAST FIVE YEARS                                      COMMON SHARES            OWNED
                                                                                    BENEFICIALLY
                                                                                    OWNED 3/1/95(1)
- --------------------------------------------------------------------------------------------------------------------

William W. Boyd       68     Chairman of the Board of       January 24, 1994              None                   0%
                             Sterling Plumbing Group,
                             Inc., Rolling Meadows,
                             Illinois since 1992;
                             prior thereto, Chairman,
                             President and Chief
                             Executive Officer.(2)
- --------------------------------------------------------------------------------------------------------------------

John C. Robertson     63     President, Market Facts        March 26, 1964                20,616              1.14%
                             of Canada, Ltd.(3)
- --------------------------------------------------------------------------------------------------------------------

Timothy Q. Rounds     56     Senior Vice President of       September 12, 1984            34,567(4)           1.90%
                             the Company.
- --------------------------------------------------------------------------------------------------------------------

Glenn W. Schmidt      52     Executive Vice President       July 23, 1980                 69,062(5)           3.79%
                             of the Company.
- --------------------------------------------------------------------------------------------------------------------

- ---------------
(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) Mr. Boyd is a trustee of the SteinRoe Income Trust, the SteinRoe Investment Trust and the SteinRoe Municipal Trust. He also is Chairman of the Board of Trustees of Elmhurst College, as well as a director of Cummins-Allison Corp. and Kohler Company.

(3) Until April 30, 1994, Mr. Robertson and his wife jointly owned the Canadian company which held 50% of the outstanding shares of Common Stock of Market Facts of Canada, Ltd. The Company acquired their interest in the Canadian company on April 30, 1994 and now has full ownership of Market Facts of Canada, Ltd.

(4) Includes 8,500 shares subject to immediately exercisable stock options and 1,422 shares allocated to Mr. Rounds under the ESOP.

(5) Includes 10,000 shares subject to immediately exercisable stock options, 15,600 shares held by Mr. Schmidt as custodian for his children, 2,256 shares allocated to him under the ESOP and 11,815 shares held for his benefit in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

CONTINUING DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 1996

- --------------------------------------------------------------------------------------------------------------------
    NAME              AGE    PRINCIPAL OCCUPATION              DATE FIRST            APPROXIMATE             % OF
                              OR EMPLOYMENT FOR             ELECTED DIRECTOR          NUMBER OF              CLASS
                               LAST FIVE YEARS                                      COMMON SHARES            OWNED
                                                                                    BENEFICIALLY
                                                                                    OWNED 3/1/95(1)
- --------------------------------------------------------------------------------------------------------------------

Lawrence W. Labash    47     Senior Vice President of       January 24, 1994            23,511(2)             1.29%
                             the Company.
- --------------------------------------------------------------------------------------------------------------------

Thomas H. Payne       49     President and Chief            December 7, 1982            49,570(3)             2.71%
                             Operating Officer of the
                             Company.
- --------------------------------------------------------------------------------------------------------------------

Sanford M. Schwartz   43     Executive Vice President of    October 28, 1992           101,474(4)             5.60%
                             the Company and President
                             of Market Facts--New York,
                             Inc. since July, 1992;
                             prior thereto, President of
                             Elrick & Lavidge, a market
                             research firm in New York,
                             New York.
- --------------------------------------------------------------------------------------------------------------------

Wesley S. Walton      56     Secretary of the Company;      April 27, 1988              20,000(6)             1.10%
                             and Chairman of the
                             Management Committee for
                             the law firm of Keck, Mahin
                             & Cate, Chicago,
                             Illinois.(5)
- --------------------------------------------------------------------------------------------------------------------

- ----------------------
(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) Includes 8,500 shares subject to immediately exercisable stock options, 3,300 shares with respect to which voting and investment powers are shared, 1,323 shares allocated to Mr. Labash under the ESOP and 7,294 shares held for his benefit in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(3) Includes 19,000 shares subject to immediately exercisable stock options, 2,427 shares allocated to Mr. Payne under the ESOP and 5,486 shares held for his benefit in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(4) Includes 100,000 shares which are subject to the terms of a Restricted Stock Award and vest 10% each year commencing January 5, 1993. As of March 1, 1995, 30,000 of such shares had vested. Upon the termination of Dr. Schwartz's employment with the Company, any unvested shares will be forfeited and returned to the Company. A total of 442 shares are allocated to Dr. Schwartz under the ESOP and 1,032 shares are held for the benefit of Dr. Schwartz in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(5) Keck, Mahin & Cate serves as general counsel to the Company and is expected to continue in that capacity for the current year.

(6) Includes 2,000 shares held by the Wesley S. and Jurdis Walton Charitable Foundation, as to which voting and investment powers are shared.

CONTINUING DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN 1997

- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                     APPROXIMATE NUMBER OF
           NAME              AGE      PRINCIPAL OCCUPATION          DATE FIRST           COMMON SHARES            % OF CLASS OWNED
                                        OR EMPLOYMENT FOR        ELECTED DIRECTOR      BENEFICIALLY OWNED
                                         LAST FIVE YEARS                                   3/1/95(1)
- ----------------------------------------------------------------------------------------------------------------------------------
Verne B. Churchill            62  Chairman and Chief Executive   March 13, 1967             149,478(2)                   8.20%
                                  Officer of the Company.
- ----------------------------------------------------------------------------------------------------------------------------------
Karen E. Predow-James         46  Division Manager, Consumer     February 3, 1993             None                          0%
                                  Communications Services for
                                  AT&T, Basking Ridge, New
                                  Jersey since October, 1994;
                                  prior thereto, Vice
                                  President of The Chase
                                  Manhattan Bank, N.A., New
                                  York, New York.
- ----------------------------------------------------------------------------------------------------------------------------------
Jack R. Wentworth             66  Professor and former Dean,     April 27, 1988                 200                      0.01%
                                  Graduate School of Business,
                                  Indiana University,
                                  Bloomington, Indiana.(3)
- ----------------------------------------------------------------------------------------------------------------------------------
ALL 20 PRESENT DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                                  642,180(4)                  33.27%
- ----------------------------------------------------------------------------------------------------------------------------------

- ---------------
(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) Includes 10,000 shares subject to immediately exercisable stock options, 2,749 shares allocated to Mr. Churchill under the ESOP and 43,032 shares held for the benefit of Mr. Churchill in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

(3) Dr. Wentworth is also a director of Kimball International, Inc. and Lone Star Industries, Inc.

(4) Includes 26,400 shares with respect to which voting and investment powers are shared, 118,000 shares subject to immediately exercisable stock options, 20,883 shares allocated to executive officers under the ESOP and 88,842 shares held for the benefit of executive officers of the Company in the Market Facts Stock Fund of the Company's Profit Sharing Plan.

                   SECURITY OWNERSHIP OF NAMED EXECUTIVE (1)

- ------------------------------------------------------------------------------------------------------
                              APPROXIMATE NUMBER OF COMMON SHARES
       NAME                       BENEFICIALLY OWNED 3/1/95                        % OF CLASS OWNED
- ------------------------------------------------------------------------------------------------------
Stephen J. Weber                          23,274(1)                                       1.28%
- ------------------------------------------------------------------------------------------------------

- ---------------
(1) This table describes the beneficial ownership of shares held by the sole non-director Named Executive. Such shares include 10,130 shares held directly, 3,000 shares with respect to which voting and investment powers are shared, 8,500 shares subject to immediately exercisable options, and 1,644 shares allocated to the Named Executive under the ESOP.

                       REMUNERATION OF EXECUTIVE OFFICERS

  The Summary Compensation Table which follows includes, for each of the fiscal years ended December 31, 1994, 1993, 1992, 1991 and 1990, individual compensation for services to the Company and its subsidiaries paid to: (i) the Chief Executive Officer and (ii) the four other most highly paid executive officers of the Company for 1994 (together the "Named Executives").



                          SUMMARY COMPENSATION TABLE

                               -------------------------------------------------------------------------------------------

                                           ANNUAL COMPENSATION                     LONG-TERM               ALL OTHER
                                                                                  COMPENSATION          COMPENSATION(2)
                                                                                     AWARDS
- --------------------------------------------------------------------------------------------------------------------------
         NAME AND              YEAR    SALARY      BONUS      OTHER ANNUAL    RESTRICTED   SECURITIES
    PRINCIPAL POSITION                                      COMPENSATION(1)     STOCK      UNDERLYING
                                                                                AWARD       OPTIONS
                                                                                            (SHARES)
- --------------------------------------------------------------------------------------------------------------------------

Verne B. Churchill             1994   $196,300   $ 87,000      $  6,085           0            0             $  3,380
                               1993   $188,656   $ 80,000      $  4,557           0            0             $  6,399
Chairman and                   1992   $188,656   $ 34,000      $  4,897           0          6,000           $      0
Chief Executive Officer        1991   $188,656   $ 42,782      $  5,977           0          4,000           $  7,021
                               1990   $188,656   $ 41,500      $ 11,203           0            0             $  7,238
- --------------------------------------------------------------------------------------------------------------------------

Thomas H. Payne                1994   $172,964   $ 87,000      $ 11,863           0            0             $  3,380
                               1993   $166,244   $ 80,000      $  6,825           0            0             $  5,859
President and                  1992   $166,244   $ 34,000      $  4,617           0         15,000           $      0
Chief Operating Officer        1991   $166,244   $ 35,084      $  4,849           0          4,000           $  6,757
                               1990   $166,244   $ 39,500      $  8,167           0            0             $  7,238
- --------------------------------------------------------------------------------------------------------------------------

Glenn W. Schmidt               1994   $163,684   $ 62,000      $ 12,594           0            0             $  3,380
                               1993   $157,300   $ 56,000      $  5,576           0            0             $  5,478
Executive Vice President       1992   $157,300   $ 30,000      $  5,257           0          6,000           $      0
                               1991   $156,680   $ 31,000      $  6,668           0          4,000           $  6,345
                               1990   $143,833   $ 41,300      $  8,595           0            0             $  6,534
- --------------------------------------------------------------------------------------------------------------------------

Sanford M. Schwartz            1994   $182,130   $ 15,000      $ 10,831           0            0             $  3,380
                               1993   $175,032   $ 10,000      $  1,227           0            0             $  5,031
Executive Vice President       1992   $ 84,150   $      0      $      0       $475,000(3)      0             $      0
and President of
Market Facts--New York, Inc.
- --------------------------------------------------------------------------------------------------------------------------

Stephen J. Weber               1994   $135,968   $ 40,000      $  9,944           0            0             $  3,380
                               1993   $129,602   $ 35,000      $  4,735           0            0             $  4,604
Senior Vice President          1992   $123,412   $ 26,000      $  5,296           0          5,000           $      0
                               1991   $117,535   $ 25,500      $  4,856           0          3,500           $  4,543
                               1990   $112,858   $ 27,000      $  5,945           0            0             $  4,888
- --------------------------------------------------------------------------------------------------------------------------

- ----------------
  (1) These amounts represent, for each of the Named Executives, transportation allowance payments or the value of his personal use of a Company car which is reported to the Internal Revenue Service as income, and quarterly reimbursements of interest paid on demand notes given to purchase Company stock. The amount of such reimbursements has the effect of reducing the interest rate on the demand notes to 4%. The total amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for any of the Named Executives for any year shown.

  (2) These amounts represent, for each of the Named Executives, amounts contributed for their accounts pursuant to the Market Facts Profit Sharing Plan and the ESOP. Pursuant to the Profit Sharing Plan, the amounts credited to the Named Executives in 1994, 1993, 1992, 1991 and 1990, respectively, were as follows: Mr. Churchill, $3,380, $3,049, $0, $3,464 and $5,467; Mr. Payne, $3,380, $2,779, $0, $3,365 and $5,467; Mr. Schmidt,
      $3,380, $2,589, $0, $3,162 and $4,935; and Mr. Weber, $3,380, $2,152, $0,
      $2,269 and $3,692. Dr. Schwartz was credited with $3,380 in 1994 and $2,365 in 1993.

      Shares of the Company's Common Stock were contributed to the ESOP for the Named Executives in 1994, 1993, 1992, 1991 and 1990, respectively, as follows: Mr. Churchill, 0 shares, 508 shares, 0 shares, 837 shares and 308 shares; Mr. Payne, 0 shares, 463 shares, 0 shares, 798 shares and 308 shares; Mr. Schmidt, 0 shares, 431 shares, 0 shares, 749 shares and 278 shares; and Mr. Weber, 0 shares, 358 shares, 0 shares, 535 shares and 208 shares. Dr. Schwartz received no contribution in 1994 and 394 shares in 1993. Based on the closing price per share as of December 31 of each such year ($8.00, $6.25, $3.75, $4.25 and $5.75, respectively), the value of the contributions to each Named Executive was as follows: Mr. Churchill, $0, $3,175, $0, $3,557 and $1,771; Mr. Payne, $0, $2,894, $0, $3,392 and
      $1,771; Mr. Schmidt, $0, $2,694, $0, $3,183 and $1,599; and Mr. Weber, $0,
      $2,238, $0, $2,274 and $1,196. No contribution was made to Dr. Schwartz in 1994 and the value of the 1993 contribution was $2,463 on December 31, 1993.

  (3) On July 6, 1992, in connection with the commencement of his employment with the Company, Dr. Schwartz was awarded 100,000 shares of Common Stock, subject to a ten-year vesting schedule. The amount shown is the value of such shares based on the closing price at the time of the award. The shares vest at the rate of 10,000 shares per year, commencing January 5, 1993 and ending January 5, 2002. Prior to vesting, the shares are subject to restrictions on transfer and forfeiture, if Dr. Schwartz's employment with the Company should terminate. As of December 31, 1994, Dr. Schwartz held 80,000 restricted shares with an aggregate value of $640,000, based on the closing price of the shares on December 31, 1994. Dr. Schwartz is entitled to receive dividends on the shares, whether or not they have vested. As of December 31, 1994, no shares of restricted stock were held by any of the other Named Executives.

STOCK OPTIONS

  Shown below is information with respect to the unexercised options to purchase the Company's common stock at year-end 1994 granted under the 1982 Incentive Stock Option Plan (the "1982 Plan") to the Named Executives. There were no options granted to the Named Executives during 1994 since the 1982 Plan expired as of May 1, 1992.

  Options granted pursuant to the 1982 Plan are not transferable except by will or under the laws of descent and distribution, and stock acquired through the exercise of an option may not be sold or otherwise transferred, except by will or pursuant to the laws of descent and distribution, for two years from the exercise date. All shares received upon the exercise of an option granted pursuant to the 1982 Plan bear an appropriate restrictive legend.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

- -----------------------------------------------------------------------------------------------------------
   NAME               SHARES           VALUE          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                    ACQUIRED ON     REALIZED ($)     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                     EXERCISE                        OPTIONS AS OF 12/31/94             ON 12/31/94
                                                    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- -----------------------------------------------------------------------------------------------------------
Churchill                0               0                   10,000/0                    $ 80,000/$0
- -----------------------------------------------------------------------------------------------------------
Payne                    0               0                   19,000/0                    $152,000/$0
- -----------------------------------------------------------------------------------------------------------
Schmidt                  0               0                   10,000/0                    $ 80,000/$0
- -----------------------------------------------------------------------------------------------------------
Schwartz                 0               0                        0/0                    $      0/$0
- -----------------------------------------------------------------------------------------------------------
Weber                    0               0                    8,500/0                    $ 68,000/$0
- -----------------------------------------------------------------------------------------------------------

                             EMPLOYMENT AGREEMENTS

  In October 1994, Messrs. Churchill, Schmidt and Schwartz entered into Employment Agreements (collectively the "Agreements") with the Company. Each Agreement has a three-year term of employment which commenced on October 25, 1994, the date the Board of Directors ratified and approved the Agreements. The Agreements provide for a base annual salary for Messrs. Churchill, Schmidt and Schwartz of $198,120, $165,204 and $183,820, respectively. These salaries may be adjusted to conform to alterations in the Company's compensation policy for officers. The Agreements also provide for reimbursement of expenses, the right to participate in the Company's benefit programs and eligibility for an annual bonus consistent with the provisions and goals set by the Board of Directors for each bonus year.

  In addition, each Agreement terminates upon the officer's death and may be terminated by the Company for cause, or upon the officer's disability, or by mutual agreement. If the Agreement is terminated due to the officer's death or if his death occurs prior to receipt of all payments under the Agreement, all such payment(s) shall be made to the officer's designated beneficiary or estate. The Agreements contain confidentiality and noncompete restrictions during the term of employment and for a period of one year thereafter. The Agreements also require the employee to reimburse the Company for any benefits provided under the Agreement which are disallowed as deductible expenses by the Internal Revenue Service on the grounds that they do not constitute a reasonable allowance or are deemed to be a waste of corporate assets by a court of competent jurisdiction.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  At the Compensation Committee's request, Mr. Payne conferred with the Committee to make recommendations for 1994 bonuses for Messrs. Schmidt, Schwartz and Weber.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee, throughout 1994 and subsequently, has been composed of Jack R. Wentworth, Chairman, Karen Predow-James and Wesley S. Walton.

  In September 1994, the Committee reviewed the salaries of the Named Executives and approved a five percent (5%) increase commencing March 1, 1994, for Messrs. Verne B. Churchill, Thomas H. Payne, Glenn W. Schmidt, Sanford M. Schwartz and Stephen J. Weber. These increases were in line with those made for unit managers and were considered appropriate in light of the improved financial results of the Company.

  At the Committee's request, Mr. Payne, President, conferred with the Committee to make recommendations for 1994 bonuses for Messrs. Schmidt, Schwartz and Weber. Thereafter, the Committee independently determined these 1994 bonuses as set forth in the Summary Compensation Table. Mr. Weber's bonus was based in large part on the Company's bonus policy established January 17, 1992, and applicable to Client Service Unit Managers, such as Mr. Weber. Under this policy, each Client Service Unit receives a bonus pool equal to a percentage of gross revenue and an additional payment equal to a percentage of net margin (net margin being defined as gross margin less unallocated overhead salaries plus late job costs). The bonus paid from the pool for each unit manager, such as Mr. Weber, under this policy, is based upon the discretion of upper management.

  When Mr. Schwartz joined the Company in July 1992, the common stock incentive award described in note (3) to the Summary Compensation Table above was negotiated and a salary of $175,000 was agreed to. There was no agreed bonus or formula for a bonus in light of the incentive nature of the common stock award. Nonetheless, in the judgment of management and the Committee, a 1993 bonus of $10,000 was deemed appropriate in light of the 1993 results achieved by Market Facts--New York, Inc. under the direction of Mr. Schwartz. In 1994, the results for Market Facts--New York, Inc. again improved, and in the judgment of management and the Committee, a $15,000 bonus to Mr. Schwartz recognizing his achievement was deemed appropriate.

  The 1994 bonuses for Messrs. Churchill, Payne and Schmidt were in large part based on the continued improved financial results of the Company in 1994. It was the view of the Committee that each of these individuals made a material contribution to the Company's continued and sustained recovery and financial growth during 1994. Mr. Schmidt's 1994 bonus was also a reflection of his continued success in containing expenses while revenues were increasing during 1994.

  Finally, on recommendation of the Compensation Committee, the Board, with interested members abstaining, offered in September 1994, employment contracts to certain senior management, including the Named Executives. Three of the five Named Executives accepted those agreements, which are described above under "Remuneration of Executive Officers."

  Effective January 1, 1994, the allowable deduction for federal income tax purposes of compensation paid by the Company to the Named Executives is $1,000,000 per executive per year. This limitation does not apply to compensation that is based upon the attainment of performance goals or paid pursuant to a written contract that was in effect on February 17, 1993. These limitations have not affected the Company's ability to deduct all taxable compensation paid to its Named Executives and is not expected to affect these deductions in the foreseeable future.

  Proposed regulations to implement the deductibility limitation have been published but have not been adopted. Due to this uncertainty and the fact that the compensation of the Named Executives is not expected to exceed the tax deductible maximum in the foreseeable future, the Committee will continue to monitor the effects of the limitation on the compensation of its Named Executives.

  Except as otherwise described above, the Committee's determinations regarding 1994 compensation were not subject to specific criteria but were based upon more general criteria as the Committee in its discretion considered to be relevant, including the Committee's perception of the individual's performance and the overall financial and earnings performance of the Company.

Karen Predow-James
Wesley S. Walton
Jack R. Wentworth, Chairman

                            TOTAL RETURN COMPARISON

  The following graph sets forth a five-year comparison of cumulative total returns for: (i) the Company (which is traded on the NASDAQ/NMS); (ii) the Center for Research in Securities Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies); and (iii) a Peer Group of companies listed on NASDAQ in 1994 that performs market research services (the "Peer Group"). In identifying the Peer Group, the Company reviewed a list of NASDAQ companies designated under the Standard Industrial Classification Code ("SIC Code") for "Business Consulting Service Companies" as well as companies listed under the SIC Codes for the subcategory "Commercial, Economic, Sociological, and Educational Research" included under the category entitled "Research, Development, and Testing Services" and the subcategory "Information Retrieval Services" included under the category "Computer Programming, Data Processing, and Other Computer Related Services." From the companies listed within one of these three SIC Codes, the Company selected those with business descriptions similar to that of the Company's for inclusion in the Peer Group. The Peer Group includes the following companies: American Business Information, Inc.; Find SVP, Inc.; M/A/R/C Group, Inc.; Market Facts, Inc.; NFO Research, Inc.; Opinion Research Corp.; and Total Research Corporation. All returns were calculated assuming dividend reinvestment and the returns of each company have been weighted according to market capitalization at the beginning of each period indicated.

               COMPARISON OF FIVE YEAR--CUMULATIVE TOTAL RETURNS

                    Performance Graph for Market Facts, Inc.



                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
 AMONG MARKET FACTS, INC., NASDAQ STOCK MARKET (U.S. COMPANIES) AND PEER GROUP


                                            NASDAQ
                                            STOCK MARKET
Measurement Period           MARKET         (U.S.           SELF DETERMINED
(Fiscal Year Covered)        FACTS, INC.    COMPANIES)      PEER GROUP
- -------------------          ----------     ------------    ---------------
Measurement Pt-
12/29/89                     $100.0         $100.0          $100.0
FYE 12/31/90                 $ 81.4         $ 84.9          $ 64.9
FYE 12/31/91                 $ 58.0         $136.3          $ 90.4
FYE 12/31/92                 $ 58.4         $158.6          $130.3
FYE 12/31/93                 $109.7         $180.9          $112.7
FYE 12/30/94                 $134.6         $176.9          $135.4

- -----------------------------------------------------------------------------------------------
 SYMBOL   CRSP TOTAL RETURNS INDEX:  12/29/89  12/31/90  12/31/91  12/31/92  12/31/93  12/30/94
- -----------------------------------------------------------------------------------------------
  ____    MARKET FACTS, INC.           100.0     81.4       58.0      58.4      109.7     134.6
- -- - --   NASDAQ STOCK MARKET          100.0     84.9      136.3     158.6      180.9     176.9
          (U.S. Companies)
 - - -    Peer Group                   100.0     64.9       90.4     130.3      112.7     135.4
- -----------------------------------------------------------------------------------------------
 Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to 100.0 on 12/29/89.
- -----------------------------------------------------------------------------------------------

                                 VOTE REQUIRED

  Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented and entitled to vote will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares represented and entitled to vote will be required on all other matters to come before the Annual Meeting. A broker non-vote is not counted in determining voting results. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Since December of 1990, the Company has engaged the firm of KPMG Peat Marwick LLP as its independent public accountants. A representative from this firm will be present at the Annual Meeting of Stockholders, and will be available to respond to appropriate questions from the stockholders if the need arises, or make a statement if the representative desires to do so. It is anticipated that this firm will be engaged as the Company's independent public accountants in 1995.

                     BOARD OF DIRECTORS AND COMMITTEE DATA

  During 1994, four Board meetings were held. Each incumbent director of the Company attended all of the meetings held during the period he was a director.

  The Board of Directors does not have a standing nominating committee. Its Audit Committee, which held two meetings during 1994, consisted of Mr. Boyd as Chairman, Dr. Wentworth and Mr. Schmidt. All three members of this committee attended both meetings. The duties of the Audit Committee are to advise the Company on its engagement of independent public accountants, and to review all reports of the Company's audit performed by its independent public accountants.

  In 1994 its Compensation Committee consisted of Dr. Wentworth as Chairman, Mr. Walton and Dr. Predow-James. The functions performed by the Compensation Committee are to establish the compensation and benefits for each of the Named Executives. The Compensation Committee held two meetings in 1994, and all three members of this committee attended both meetings.

  Prior to January 1994, the Company had an arrangement whereby directors who are not officers and employees of the Company each received an attendance fee of $2,000 for each meeting at which they were present. Such directors who are members of the Audit or Compensation Committee received an additional $1,000 for each meeting of the Audit and/or Compensation Committees at which they were present. Effective January 1994, the attendance fee for non-employee directors was increased to $3,000 per meeting and the attendance fee for committee meetings was increased to $1,500 per committee meeting. Directors who are also officers and employees of the Company are not paid for their services as directors as such, nor for the attendance at board or committee meetings. No director received more than the standard arrangement for services as a director during the last fiscal year.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Stockholders of the Company to be held in 1996, must be received by the Company on or before December 1, 1995.

                                 OTHER MATTERS

  The Board of Directors is not aware of any matters that will come before the meeting other than the matters described herein. However, if other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

  Stockholders who do not expect to attend the meeting in person are urged to indicate their choices and sign, date and return the enclosed proxy as soon as possible.



                      By Order of the Board of Directors,



         Verne B. Churchill                   Thomas H. Payne
         Chairman, Board of Directors         President and
         and Chief Executive Officer          Chief Operating Officer



Chicago, Illinois
March 21, 1995


- -------------------------------------------------------------------------------
 MARKET FACTS WILL BE PLEASED TO MAKE ITS ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON REQUEST IN WRITING TO THE CORPORATE ASSISTANT SECRETARY.
- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                              MARKET FACTS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 27, 1995

The undersigned hereby constitutes and appoints VERNE B. CHURCHILL, THOMAS H. PAYNE, and WESLEY S. WALTON, or any one or more of them, Proxies, will full power of substitution, to vote for the undersigned the shares of Common Stock of MARKET FACTS, INC., registered in the name of the undersigned at the Annual Meeting of Stockholders of said corporation to be held on April 27, 1995, and at any and all adjournments thereof, upon the following matters more fully described in the Proxy Statement:

     (1) FOR ( ) VOTE WITHHELD FROM ( ) the election as Directors of WILLIAM W. BOYD, JOHN C. ROBERTSON, TIMOTHY Q. ROUNDS and GLEN W. SCHMIDT.

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

     (2) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, OR THE VOTE WILL BE WITHHELD, IN ACCORDANCE WITH ANY SPECIFICATION MADE HEREIN. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE ABOVE DIRECTORS.

                                                       PLEASE SIGN ON OTHER SIDE

- --------------------------------------------------------------------------------

                          (CONTINUED FROM OTHER SIDE)

Receipt of the Annual Report of the Company and of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated March 21, 1995 is hereby acknowledged.

The powers hereby granted may be exercised by a majority of said attorneys or proxies or their substitute or substitutes present and acting at said Annual Meeting or any adjournment thereof or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

                                  PROXY SOLICITED ON BEHALF
                                  OF THE BOARD OF DIRECTORS.

                                  PLEASE SIGN HERE:

                                  ______________________________________(SEAL)

                                  ______________________________________(SEAL)

                                  Date and Signed _______________________, 1995

                                  The signature to this proxy should conform to the name as shown. Stock registered jointly must be signed by all parties in whose name such stock is registered. When signing as attorney, executor, administrator, trustee or guardian, give your title as such. If signer is a corporation, please sign full corporate name by authorized officer and affix corporate seal.